Exhibit 10.19

      English Translation of Option Agreement between Carl Baasel and
                       Rofin-Sinar Laser GmbH




Document Record 2000/97                                      Original Copy
dated June 21, 2000, of Notary
Dr. Dieter Granicher, Basel (Switzerland)


                               NOTARIAL DOCUMENT

                           OPTION CESSION AGREEMENT

Drawn up in Basel, Switzerland, on June 21 (twenty-first), 2000 (two thousand).

Before me, the undersigned Notary,


                            Dr. Dieter Granicher,

with domicile in Basel/Switzerland, there appeared:

Mr. Reto Kuhne, Licentiate in Law, born on January 8, 1971, Attorney at Law, Swiss citizen, residing in CH-4102 Binningen, Ob dem Hugliacker 83, personally known,

acting, according to his own statement, not for himself but, with exclusion of any personal liability, on behalf of


1. Mannesmann Demag Krauss-Maffei Aktiengesellschaft, with domicile in Munich, Krauss-Maffei-Strasse 2, D-80997 Munich, registered in the Commercial Register of the Munich District Court under HRB
      127000, as documented by a facsimile copy of a certified power of attorney dated May 11, 2000, (Appendix 1), reserving the right to subsequently submit the original,

                                       - referred to as "MDKM" hereinafter -

2. ROFIN-SINAR Laser GmbH, with domicile in Hamburg, Berzeliusstrasse 83, D-22113 Hamburg, registered in the Commercial Register of the Hamburg District Court under HRB 18044, as documented by a facsimile copy of a certified power of attorney dated June 21, 2000, (Appendix 2), reserving the right to subsequently submit the original and a confirmation of the power of attorney,

                                      - referred to as "Rofin" hereinafter -



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        - Rofin and MDKM are jointly referred to as "parties" hereinafter -

The notary explained the prohibition against involvement pursuant to the Notarial Code of the City of Basel (EG/ZGB ? 233 Para. 1 No. 4) and pursuant to the German law on drawing up documents (? 3 Para. 1 No. 7). The question as to whether the Notary or the office partner of the Notary or any other persons affiliated with the Notary in the exercise of his profession or working in the same offices is/are involved in the sense of these provisions was denied both by the parties involved and by the Notary.

The person appearing, acting as stated above, declared as follows, with the request that this be documented by the Notary:

                             Preliminary Remarks

1. With a notarial document of the officiating Notary, Dr. Dieter Granicher, Basel (Switzerland) (Document Record 2000/60), Rofin acquired from MDKM all the shares held by MDKM in Carl Baasel Lasertechnik GmbH (referred to as the "document" hereinafter). The document is known to the parties and they waive having it read aloud and attached as an appendix to this agreement.

2. Pursuant to Art. 6.3 of the document, MDKM undertook to transfer to Rofin its rights and obligations resulting from the option agreement between Mr. Carl Baasel and MDKM (Document Record No. 3374/1999 of Notary Dr. Peter Anton, Munich) (referred to as the "option agreement" hereinafter), which is known to the parties, who waive having it read aloud and attached as an appendix to this agreement. Rofin has undertaken to conclude such an agreement and to accept the transfer.

In execution of the aforementioned obligations, MDKM and Rofin agree as follows:

                                      Section 1

1.1 MDKM hereby transfers to Rofin its rights and obligations resulting from the option agreement, thereby being released from all liability.

1.2   Rofin accepts the transfer.

1.3 The provisions of Article 6.3 Sentences 4 to 6 of the document continue to apply. MDKM does not accept any warranty or guarantee with regard to the option agreement, over and above the guarantee provided in
      Article 6.3 Sentence 6 of the document.

                                      Section 2

2.1 The commerce taxes, fees (including notarial fees), public charges and costs that occur in connection with this agreement or its implementation will be paid by Rofin.

2.2 Each party will pay the taxes and costs it incurs for its own consultants.

2.3 The provisions of Articles 8.1 to 8.7 of the document apply also to this agreement.
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IN DOCUMENTATION OF WHICH this document was read aloud by me, the Notary, to the person appearing, and acknowledged as correct and approved by him, and then this document was signed by the person appearing and by me, the Notary, in our own hands, and my official seal was affixed.

Basel (Switzerland), June 21 (twenty-first), 2000 (two thousand)

                            [inked seal]        [signature]

                                                [signature]
                                                Dr. Dieter Granicher, Notary

Document Record 2000/97

                                                [2 fee stamps]
                                                [rubber stamp of Notary]







































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                                                             Appendix 1


Option Agreement


MDKM/Rieder/4-26-00

                 Appendices to Purchase Agreement (Rofin).xls/Appendix 1

Document Record No.                /1999
Ass.

                 Option Agreement concerning GmbH Shares

Today, on December twenty-first,
nineteen hundred ninety-nine,
                                     - 12/21/99 -
there appeared before me,
                                   Dr. Peter Anton,
                                  Notary in Munich,

with offices in 80333 Munich, Amiraplatz 3, in the offices of Mannesmann Demag Krauss-Maffei AG [stock corporation] in 80997 Munich, Krauss-Maffei-Str. 2, where I went upon request:

1.    Mr. Carl F. Baasel,
      born on 3/24/41,
      residing in Sonnenblumen Str. 9
      D - 81377 Munich Germany
      identity documented by official photo ID,

2.    Mr. Klaus Kirchesch, Member of the Board of Management,
      Dr. Stefan Auer, authorized company representative, both personally known to me, acting here for
                               Mannesmann Demag Krauss-Maffei AG
      with domicile in Munich
      as a Member of the Board of Management and an authorized representative of the company, authorized to represent the company jointly. Written authorization is waived.

Upon the request of the parties appearing, I hereby document their declarations as follows:



















                                                               [initials]

                                  Option Agreement

                                      between

                          Mannesmann Demag Krauss-Maffei AG
                            with domicile in Munich (MDKM)

                                        and

                        Carl Ferdinand Baasel, Starnberg (CFB)

I.    Preamble

The shareholders of the company Carl Baasel Lasertechnik GmbH [limited liability corporation] - referred to as the company hereinafter - registered in the Commercial Register of the Munich District Court under HRB 70075, with domicile in Starnberg, with a fully paid-in capital stock of DM 4,000,000.00, are CFB with two shares with a par value of a total of DM 399,600.00, corresponding to 9.99% of the capital stock, Mr. Josef Settele with a share of DM 120,000.00, corresponding to 3% of the capital stock, which share was sold and ceded to MDKM by a notarial document, effective today (Document
Record No. .../99), and MDKM with two shares with a par value of a total of
DM 3,480,400.00, corresponding to 87.01% of the capital stock (referred to as MDKM shares hereinafter).

MDKM intends to sell its interest in the company. CFB might not wish to sell his interest until a later point in time. In order to grant an acquiring party an assured legal position to acquisition of 100% of the shares of the company and, on the other hand, to allow MDKM the necessary freedom to conduct negotiations, the parties, with this agreement, grant one another reciprocal put and call options with regard to the shares held by CFB, which MDKM can transfer to an acquiring party.

This stated, the parties agree as follows:




















                                                                 [initials]

                                  Section 1
                               Purchase Option

CFB hereby grants MDKM an irrevocable, unconditional option to acquire the shares in the company held by CFB, in the amount of DM 380,000.00 and DM 19,600.00 (referred to as "option shares" hereinafter), by purchasing them. MDKM can exercise the purchase option at any time, but no earlier than 1/1/03, with advance notice of one month by means of notarial declaration issued to CFB. When the acceptance declaration is received by CFB, a purchase agreement at the terms stated in section 3 will come about. The option can only be exercised uniformly, with regard to all the option shares.

                                  Section 2
                               Selling Option

MDKM hereby grants CFB an irrevocable, unconditional option, which can be exercised at any time, but no later than 12/31/07, to sell the option shares to MDKM. CFB can exercise the selling option with advance notice of one month, by means of a notarial declaration issued to MDKM. When the acceptance declaration is received by MDKM or the party acquiring the MDKM shares, to whom MDKM has transferred the rights and obligations resulting from this agreement, pursuant to section 4.1, a purchase agreement at the terms stated in section 3 will come about. Section 1 Sentence 4 applies analogously.

                                  Section 3
                             Purchase Agreement

3.1 CFB sells the option shares to MDKM, with all their rights and obligations, effective on the date this purchase agreement comes about, and cedes them to MDKM.

       The purchase price for the option shares is DM 12,287,000.00 (in words: twelve million two hundred eighty-seven thousand German marks), referred to as "base purchase price" hereinafter.


















                                                                [initials]

3.2 If MDKM achieves a purchase price related to 100% of the shares of the company of more than DM 130,000,000.00 (one hundred thirty million German marks) in a sale of all shares of the company (with the transfer of rights and obligations resulting from this agreement counting as a share of the option shares, with regard to the option shares), before 12/31/02 (deciding factor: date of the notarial agreement), the base price to be paid to CFB pursuant to 3.1 is increased by 80% of the additional purchase price that exceeds DM 130,000,000.00, calculated with reference to the option shares (9.99% of the capital stock) (increased price). In this connection, any monetary or ancillary payments, equivalent to money, which are paid by the acquiring party, must be included as part of the purchase price, if they would be viewed as an additional purchase price or a substitute purchase price when considered from an objective economic point of view. If the acquiring party settles monetary commerce accounts or redeems group or bank guaranties assumed on behalf of the company, this is not considered part of the purchase price. If MDKM sells only part of the shares and/or the option shares of the company, Para. 3.2 applies analogously, with the provision that for purposes of the application of Para. 3.2 to the relationship between the parties, partial sales always count as proportional sales of the shares of MDKM and the option shares, in a ratio of 90.01 : 9.99, regardless of the actual conditions.

3.3 CFB warrants that the option shares are established with legal validity, fully paid in, and free of the rights of third parties, particularly that the option shares have not been placed under lien nor ceded as security or for any other reason to a third party, and that there are no other rights of third parties to acquisition of the option shares. Any further warranty or liability, no matter for what legal reason it might exist, is precluded.

3.4 Cession of the option shares takes place with the postponing condition of payment of the full purchase price. The purchase price owed becomes due within 30 days after this purchase agreement goes into effect.



















                                                                  [initials]

                                Section 4
                     Cession of the Legal Position

4.1 MDKM is entitled to transfer all the rights and obligations resulting from this agreement, with the effect of being released from all liability, to the party acquiring the MDKM shares, or to a third party named by such acquiring party. This agreement will be referred to as "option cession agreement" hereinafter. MDKM will inform CFB about the identity of the party acquiring the MDKM shares, in person, within 10 days before notarization of the sale of the MDKM shares, and will request CFB to exercise his option right, as described below, within 8 days after receipt of this information.

4.2   MDKM warrants that

      a) At the request of CFB, which request must be declared to MDKM, before the option cession agreement is concluded, the party acquiring the MDKM shares, or a third party, at the request of the acquiring party, issues an unconditional guaranty of a major German bank for DM 12,287,000.00, for its own account, which is irrevocable until 4/1/03, and which is issued with waiver of the objections pursuant to section 770 and section 771 BGB [German Civil Code] as well as the right of deposit, and secures CFB's claims resulting from this agreement, or

      b) if CFB has not issued a request pursuant to Number 4.2 a) before conclusion of the option cession agreement, the party acquiring the MDKM shares takes on the obligation to give CFB the guaranty indicated in Number 4.2 a), at his request,

      c) where in either of the aforementioned cases, CFB can give the guaranty back at any time.

4.3 The documented costs of this guaranty will be paid by CFB up to a maximum amount of 0.50% p.a., until return of the guaranty.



















                                                                [initials]

                                 Section 5
                                Miscellaneous

5.1 MDKM takes on the obligation, with regard to CFB, to exercise its vote in the general shareholders' meeting of the company that decides about the allocation of the profit for 1999, to the effect that the highest possible distribution of the surplus for the year 1999 will be resolved.

5.2 The parties to the agreement are in accord that the provisions of this agreement concerning the option shares will always take precedence over the provisions of the bylaws of the company. MDKM takes on the obligation, with regard to CFB, to work towards annulment of section 7 Para. 5 and 6 of the bylaws and towards an agreement concerning a claim to full distribution for the shareholders, by giving its approval in this regard, at the next general shareholders' meeting of the company.

5.3 Upon request by MDKM or the party acquiring the MDKM shares, CFB will work towards a shareholders' resolution that provides that in future fiscal years (including the fiscal year in which the option is exercised, but not longer than for the fiscal year ending on 12/31/02), full distribution of the surplus for the year that is achieved in each instance will take place or, for the option shares, that a guaranteed dividend in the amount of 5.75% p.a. of the base purchase price (if the option is exercised early: on a prorated basis) will be paid by the company or the majority shareholder, independent of the actual balance sheet result for the year in each instance. The acquiring party must exercise this option by 3/31/01, but not before the end of six months after acquisition of the MDKM shares. If the acquiring party does not exercise this option, full distribution of the profit for the year in each instance is considered to have been agreed.

5.4 If payment of a guaranteed dividend is resolved, CFB can demand that the acquiring party provide security as described in Number 4.2 a) for the entire amount of the guaranteed dividends to be paid for the periods up to 1/1/03. MDKM warrants that the acquiring party will provide such security.

                                  Section 6
                                    Costs

The costs of this document and its implementation will be paid by MDKM. Unless otherwise agreed, each party pays its own costs as it incurs them.











                                                               [initials]

                                 Section 7
                               Validity Clause

If a provision of this agreement is or becomes null, unenforceable, or legally invalid, regardless of the reason, this does not affect the validity of the other provisions. The invalid, ineffective, or unenforceable provision must be replaced by a new and enforceable provision that corresponds to the economic intent of the parties when concluding the agreement. The same holds true if it turns out that there are gaps in the agreement.

                                  Section 8
                               Confidentiality

The parties to the agreement undertake to treat the content of this agreement as confidential until 6/30/00, but at most until sale of the MDKM shares occurs, and not to inform uninvolved third parties of it, unless this is necessary within the scope of the sales process ("need to know basis").




































                                                                 [initials]

                                Section 10
                   [deleted by hand, corrected to 9]
                               Notes, Copies

The parties were instructed that a cession of shares if the option is exercised must be reported to the company, pursuant to section 16 GmbHG [law on limited liability companies]. The Notary furthermore pointed out the obligation of the management to immediately file a new list of shareholders with the Commercial Register. This will be done by the parties after the cession of shares goes into effect.

Subjugation to collection measures for the purchase price obligation is waived.

There is no real estate included in the assets of the company.

The following parties receive a copy of this document:

a)    each party to the agreement,
b)    the company,
c) the German Revenue Office as a notice pursuant to section 54 EStDVO [code for enforcement of income tax law].

                           Read aloud by the Notary,
                           approved by the parties,
                         and signed by their own hand:

[signature]

               [2 signatures]

[illegible inked seal]        [signature],Notary






















                                                                 [initials]

Carl Baasel Lasertechnik GmbH

We hereby approve the sale of the 3% share of Mr. Josef Settele to Mannesmann Demag Krauss-Maffei AG on 12/21/99. At the same time, we approve conclusion of the option agreement between Carl Baasel and Mannesmann Demag Krauss-Maffei AG dated 12/21/99.

Munich, December 21, 1999

[signature]                                     [signature]
Carl F. Baasel                                  Josef Settele

Mannesmann Demag Krauss-Maffei AG
[2 signatures]









































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